UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10/A
(Amendment No. 6)

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number 0-53497

ADVANCED MEDICAL ISOTOPE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	80-0138937
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

8131 W. Grandridge Blvd. Suite 101, Kennewick WA	99336
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (509)736-4000

Copies to:

James C. Katzaroff
Advanced Medical Isotope Corporation
8131 W. Grandridge Blvd.  Suite 101
Kennewick WA, 99336
(509)736-4000

Andrea Cataneo, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
(212) 930-9700

Securities to be registered under Section 12(b) of the Act: Not Applicable

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class	Name of Exchange on which to be so registered each class is to be registered
Common Stock, $.001 par value	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
NonNon-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

Advanced Medical Isotope Corporation. (the “Company”) is filing this Amendment No. 6 (this “Amendment”) to the Company’s Form 10, originally filed on November 12, 2008 and amended on February 17, 2009, April 7, 2009, June 24, 2009, August 25, 2009 and December 23, 2009, to revise the Exhibit List in Item 15.

This Amendment should be read in conjunction with the Company’s Form 10 and the amendments described above.  Other than Item 15, this Amendment does not modify or update our disclosures in the Form 10.

TABLE OF CONTENTS

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.	1

	SIGNATURES	2

INDEX TO EXHIBITS	3

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(b)           Exhibits

Exhibit
Number	Description

3.1	Certificate of Incorporation of Savage Mountain Sports Corporation dated January 11, 2000.1
3.2	By-Laws1
3.3	Articles and Certificate of Merger of HHH Entertainment Inc. and Savage Mountain Sports Corporation dated April 3, 2000. 1
3.4	Articles and Certificate of Merger of Earth Sports Products Inc. and Savage Mountain Sports Corporation dated May 11, 2000. 1
3.5	Certificate of Amendment of Certificate of Incorporation changing the name of the Company to Advanced Medical Isotope Corporation dated May 23, 2006. 1
3.6	Certificate of Amendment of Certificate of Incorporation increasing authorized capital dated September 26, 2006. 1
10.1	Agreement and Plan of Reorganization, dated as of December 15, 1998, by and among HHH Entertainment, Inc. and Earth Sports Products, Inc. 1
10.2	Agreement and Plan of Merger of HHH Entertainment, Inc. and Savage Mountain Sports Corporation, dated as of January 6, 2000. 1
10.3	Employment Agreement dated August 15, 2006 with William J. Stokes. 1
10.4	Agreement and Plan of Acquisition by and between Neu-Hope Technologies, Inc., UTEK Corporation and Advanced Medical Isotope Corporation dated September 22, 2006. 1
10.5	Employment Agreement dated May 16, 2007 with Leonard Bruce Jolliff. 1
10.6	Agreement and Plan of Acquisition by and between Isonics Corporation and Advanced Medical Isotope Corporation dated June 13, 2007. 1
10.7	Employment Agreement dated January 15, 2008 with Dr. Fu-Min Su. 1

1. Previously filed with the SEC with the Company's Registration Statement on Form 10 filed with the SEC on November 12, 2008.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED MEDICAL ISOTOPE CORPORATION

Date: January 29, 2010	By:	/s/ James C. Katzaroff
Name: James C. Katzaroff
Title: Chief Executive Officer and Chairman

Date: January 29, 2010	By:	/s/ L. Bruce Jolliff
Name: L. Bruce Jolliff
Title: Chief Financial Officer and Controller

Date: January 29, 2010	By:	/s/ Carlton Cadwell
Name: Carlton Cadwell
Title: Director

INDEX TO EXHIBITS.

Exhibit
Number	Description

3.1	Certificate of Incorporation of Savage Mountain Sports Corporation dated January 11, 2000.1
3.2	By-Laws1
3.3	Articles and Certificate of Merger of HHH Entertainment Inc. and Savage Mountain Sports Corporation dated April 3, 2000. 1
3.4	Articles and Certificate of Merger of Earth Sports Products Inc. and Savage Mountain Sports Corporation dated May 11, 2000. 1
3.5	Certificate of Amendment of Certificate of Incorporation changing the name of the Company to Advanced Medical Isotope Corporation dated May 23, 2006. 1
3.6	Certificate of Amendment of Certificate of Incorporation increasing authorized capital dated September 26, 2006. 1
10.1	Agreement and Plan of Reorganization, dated as of December 15, 1998, by and among HHH Entertainment, Inc. and Earth Sports Products, Inc. 1
10.2	Agreement and Plan of Merger of HHH Entertainment, Inc. and Savage Mountain Sports Corporation, dated as of January 6, 2000. 1
10.3	Employment Agreement dated August 15, 2006 with William J. Stokes. 1
10.4	Agreement and Plan of Acquisition by and between Neu-Hope Technologies, Inc., UTEK Corporation and Advanced Medical Isotope Corporation dated September 22, 2006. 1
10.5	Employment Agreement dated May 16, 2007 with Leonard Bruce Jolliff. 1
10.6	Agreement and Plan of Acquisition by and between Isonics Corporation and Advanced Medical Isotope Corporation dated June 13, 2007. 1
10.7	Employment Agreement dated January 15, 2008 with Dr. Fu-Min Su. 1

1. Previously filed with the SEC with the Company's Registration Statement on Form 10 filed with the SEC on November 12, 2008.